Exhibit 10.34

AGENCY ASSIGNMENT AGREEMENT

This AGENCY ASSIGNMENT AGREEMENT (this “Agreement”), dated as of May 12, 2025, by and among HERCULES CAPITAL, INC. (“Hercules”), the Lenders party hereto, which collectively constitute the Required Lenders (the “Required Lenders”), SD MF 4 LLC (“SDMF”), and Eloxx Pharmaceuticals, Inc., a Delaware corporation (“Eloxx”), Zikani Therapeutics, Inc., a Delaware corporation (together with Eloxx, the “Borrower”), and is acknowledged and agreed to by Eloxx Pharmaceutical Ltd., a private company incorporated under the laws of the State of Israel, reg. no. 51-497070-6, a Delaware corporation (the “Guarantor”).

WITNESSETH:

WHEREAS, reference is made to that certain Loan and Security Agreement, dated as of September 30, 2021, as amended as amended by that certain First Amendment to Loan and Security Agreement dated as of March 7, 2023, as amended by that certain Second Amendment to Loan and Security Agreement dated May 19, 2023, as amended by that certain Third Amendment to Loan and Security Agreement dated November 10, 2023, as amended by that certain Fourth Amendment to Loan and Security Agreement dated December 15, 2023, as amended by that certain Fifth Amendment to Loan and Security Agreement dated January 9, 2024, and as further amended by that certain sixth Amendment to Loan and Security Agreement dated July 10, 2024 (and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), among the Borrower, the Lenders from time to time party thereto and Hercules, as administrative agent and collateral agent (“Agent”);

WHEREAS, (a) Hercules desires to resign as Agent under the Loan Agreement and each of the other Loan Documents, including those set forth on Schedule 1 hereto, (b) SDMF desires to succeed Hercules as Agent under the Loan Agreement and each of the other Loan Documents and (c) Hercules desires to assign all of its rights, responsibilities, powers, privileges, duties and obligations in its capacity as Agent, to SDMF, in each case on the terms and conditions set forth herein;

WHEREAS, the Required Lenders (a) acknowledge and accept Hercules’s resignation as Agent under the Loan Agreement and each of the other Loan Documents, (b) appoint SDMF as Agent under the Loan Agreement and each of the other Loan Documents and (c) acknowledge and accept the assignment by Hercules of all of its rights, responsibilities, powers, privileges, duties and obligations in its capacity as Agent, to SDMF, in each case on the terms and conditions set forth herein;

WHEREAS, the Loan Parties (a) acknowledge and accept Hercules’s resignation as Agent under the Loan Agreement and each of the other Loan Documents, (b) acknowledge and accept (and in the case of the Borrower, approve) of SDMF’s appointment as Agent under the Loan Agreement and each of the other Loan Documents and (c) acknowledge the assignment by Hercules of all of its rights, responsibilities, powers, privileges, duties and obligations in its capacity as Agent, to SDMF, in each case on the terms and conditions forth herein; and

NOW THEREFORE, in consideration of the premises contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms which are defined in the Loan Agreement are used herein as defined therein.

SECTION 2. Effectiveness of Resignation of Agent. Pursuant to Section 11.7 and Section

11.14 of the Loan Agreement, on the Effective Date, Hercules hereby resigns as Agent under the Loan Agreement and each of the other Loan Documents and shall have no further duties or obligations under the

Loan Documents in such capacity, and the parties hereto acknowledge, accept and approve such resignation (it being understood that any provisions of the Loan Agreement or any other Loan Document regarding payment of costs and expenses and indemnification of the Agent, together with any provision of any Loan Document that expressly accrue to the benefit of any retiring or resigning Agent, shall continue in effect for the benefit of Hercules in respect of any actions taken or omitted to be taken by it as Agent under the Loan Agreement on or prior to the Effective Date).

SECTION 3. Appointment of Successor Agent; Assignment of Agency Rights; Certain Collateral Matters.

(a)
On the Effective Date (immediately after the effectiveness of Section 2 above and clause (a) of this Section), the Lenders hereby (a) appoint SDMF as the successor Agent (in such capacity, “Successor Agent”) under and pursuant to the terms of the Loan Agreement and the other Loan Documents, (b) notify the Loan Parties of the foregoing appointments, and (c) authorize each of Hercules and SDMF to enter into such customary assignment documentation as is reasonably acceptable to SDMF and Hercules, at the Loan Parties’ sole cost and expense (in each case, solely for reasonable and documented out-of-pocket costs and expenses; provided that the reimbursement obligation of the Loan Parties to the Successor Agent solely in respect of such costs and expenses related to the U.S. collateral shall be limited to $5,000), in order to give effect to such appointment and to assign such roles (together with the Liens granted with respect to the Collateral and Agency Rights (as defined below) associated therewith) from Hercules to SDMF. Borrower hereby approves and accepts the appointment of SDMF as Successor Agent.
(b)
Pursuant to Section 11.7 and Section 11.14 of the Loan Agreement, SDMF, in its capacity as Successor Agent, by its signature below, hereby accepts its appointment as Agent as of the Effective Date and agrees to perform all of the duties of the Agent under, and pursuant to the terms and conditions of, the Loan Agreement and the other Loan Documents.
(c)
By virtue of the resignation of Hercules as Agent and the appointment of the Successor Agent, all parties hereto acknowledge that SDMF has succeeded to all of the rights, powers, privileges, responsibilities, duties, obligations and interests of the Agent under all Loan Documents (collectively, the “Agency Rights”), including with respect to all of the Agent’s rights, powers, privileges, responsibilities, duties, obligations, and interests as the secured party, on behalf of the Lenders and Agent as secured parties, with respect to the Collateral pledged to it pursuant to the Loan Documents and as the holder of any Lien therein. For the avoidance of doubt (and as a supplement to and in no way in limitation of the foregoing paragraphs), as of the Effective Date, Hercules, in its capacity as Agent, hereby absolutely and unconditionally grants, assigns, transfers, conveys and delivers to the Successor Agent all of the Agency Rights (the “Agency Assignment”) (it being understood that any provisions of the Loan Agreement or any other Loan Document regarding payment of costs and expenses and indemnification of the Agent, together with any provision of any Loan Document that expressly accrue to the benefit of any retiring or resigning Agent, shall continue in effect for the benefit of Hercules in respect of any actions taken or omitted to be taken by it as Agent under the Loan Agreement on or prior to the Effective Date), and each of Borrower and Required Lenders hereby consents to such Agency Assignment. Successor Agent hereby absolutely and unconditionally accepts the foregoing assignment, assumes all of the Agency Rights pursuant to this Agreement and agrees to perform and to be bound by all of the terms, covenants and conditions applicable to the Administrative Agent which arise from and after the Effective Date. Without limiting the generality of the foregoing, (i) any reference to Hercules as Agent on any publicly filed document and in any Collateral Document, to the extent such filing or Loan Document relates to the Liens in the Collateral assigned hereby and until such filing or Loan Document, as the case may be, is modified to reflect the interests of SDMF, shall, with respect to such Liens, constitute a reference to Hercules as collateral representative of SDMF for purposes of perfection (provided, that the parties hereto agree that Hercules’s role as such collateral representative shall impose no duties, obligations or liabilities on Hercules (including, without limitation, any requirement that Hercules take direction from any Lender or the Required Lenders),

(ii) any Collateral in the possession or control of Hercules, as Agent for the benefit of the Lenders, shall be deemed to be held or controlled, as applicable, by Hercules, as sub-collateral agent and bailee for the Successor Agent, for the benefit of the Lenders, until such time as such Collateral has been delivered to the Successor Agent or control of such Collateral has been assigned to the Successor Agent, as applicable, and (iii) on and after the Effective Date, any reference to Hercules as an additional insured and/or loss payee under any insurance required to be maintained pursuant to the Loan Documents shall, until the Successor Agent is substituted as additional insured and/or loss payee thereunder, constitute a reference to Hercules as sub-agent of the Successor Agent (provided, that the parties hereto agree that Hercules’s role as such sub-agent shall impose no duties, obligations or liabilities on Hercules (including, without limitation, any requirement that Hercules take direction from any Lender or the Required Lenders)).

(d)
Hercules and the Loan Parties agree, at the Loan Parties’ sole cost and expense (in each case, solely for reasonable and documented out-of-pocket costs and expenses), to (i) execute and/or deliver any and all deeds, instruments, agreements and other documents, including any notices, acknowledgments or assignments, reasonably requested by the Successor Agent to evidence or otherwise memorialize the Agency Assignment and the succession of Successor Agent to the Agency Rights and (ii) take any actions reasonably requested by the Successor Agent to facilitate the transfer of information to the Successor Agent in connection with the Loan Documents.
(e)
Hercules agrees that, to further effectuate the purposes of this Agreement, it shall, on or within a reasonable period of time following the Effective Date, in each case at the Loan Parties’ sole cost and expense (in each case, solely for reasonable and documented out-of-pocket costs and expenses): (i) deliver the possessory collateral listed on Schedule 4 to the Successor Agent; and (ii) execute notices of assignments with respect to all control agreements listed on Schedule 2.
(f)
Hercules and the Loan Parties hereby irrevocably authorize the Successor Agent to file amendments with respect to Uniform Commercial Code financing statements listed on Schedule 3 and any other filings in respect of the Collateral as the Successor Agent or the Required Lenders deem reasonably necessary or desirable to evidence the Agency Assignment. Each of the Loan Parties shall deliver, or cause to be delivered, to the Successor Agent, within sixty (60) days after the Effective Date (or such later date as the Successor Agent shall agree in its sole discretion), all insurance certificates and endorsements, naming the Successor Agent as loss payee or additional insured, as appropriate, in accordance with Section 6.2 of the Loan Agreement.
(g)
The parties hereto agree that SDMF shall bear no responsibility or liability for any actions taken or omitted to be taken by Hercules while it served as Agent under the Loan Agreement and the other Loan Documents or for any other event or action related to the Loan Documents which occurred prior to the effectiveness of this Agreement (including, without limitation, calculations, determinations, or distributions made under the Loan Documents on or prior to the Effective Date).
(h)
The parties hereto agree that, as of the Effective Date, Hercules shall bear no responsibility or liability for any actions taken or omitted to be taken by SDMF as Successor Agent under the Loan Agreement and the other Loan Documents.
(i)
The Successor Agent’s right to indemnification and other protections as set forth in the Loan Documents shall apply with respect to any and all losses, claims, damages, liabilities,

out-of-pocket costs and related expenses that the Successor Agent or any of its related parties suffers, incurs or is threatened with arising out of or relating to (i) this Agreement and any other Loan Document, (ii) the performance of the parties hereto of their respective obligations hereunder, or (iii) the consummation of the transactions, succession and assignment contemplated hereby.
(j)
The Successor Agent shall be entitled to conclusively rely upon, and shall not incur any liability for relying upon (including, without limitation, for the purpose of making any calculation, determination, or distribution under the Loan Documents), the records, Register, and other information supplied to it by any Lender, Hercules, the Borrower or the other Loan Parties. The Loan Parties and the Required Lenders acknowledge and agree that the Successor Agent (i) shall be entitled to rely upon, and shall be fully protected in relying upon, the list of material Loan Documents set forth in Schedule 1, and (ii) shall not be deemed to have any knowledge or notice of any material Loan Document that is not set forth on Schedule 1 until it has actually received a copy or notice of such Loan Document. The Required Lenders acknowledge and agree that the Successor Agent (x) shall be entitled to rely upon, and shall be fully protected in relying upon, the list of UCC filings set forth in Schedule 3, and (y) shall not be deemed to have any knowledge or notice of any UCC filing that is not set forth on Schedule 3 until it has actually received a copy or notice of such UCC filing, as applicable.
(k)
The Successor Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given after the Effective Date to the Successor Agent by the Borrower or a Lender in accordance with the Loan Agreement; provided that the Loan Parties and Successor Agent acknowledge that there are certain Defaults and Events of Default existing on the date of this Agreement.
(l)
Each of the parties hereto acknowledges and agrees that SDMF, in succeeding to the position of Agent, (i) has undertaken no analysis of the Loan Documents or the Collateral and

(ii) has made no determination as to (x) the validity, enforceability, effectiveness or priority of any Liens granted or purported to be granted pursuant to the Loan Documents or (y) the accuracy or sufficiency of the documents, filings, recordings and other actions taken to create, perfect or maintain the existence, perfection or priority of the Liens granted or purported to be granted pursuant to the Loan Documents. SDMF shall be entitled to assume that, as of the date hereof, all Liens purported to be granted and perfected pursuant to the Loan Documents are valid and perfected Liens having the priority intended by the Lenders and the Loan Documents, it being understood that certain of the Loan Documents (A) permit the Agent to elect not to perfect its security interest in certain Collateral in certain circumstances, and (B) only require certain perfection steps to be taken upon the request of the Agent or when the value or stated amount of certain Collateral exceeds a specified individual or aggregate threshold.

(m)
Each of the parties hereto acknowledges and agrees that Hercules, in its capacity as Agent, (i) is not making any representation or warranty relating to any of the Loan Documents (including, without limitation, any certificate or other information provided to it or any Lender in connection with any Loan Document) except as expressly provided in Section 4 below and (ii) has made no determination as to (x) the validity, enforceability or effectiveness of any Loan Document or whether there is any default or Event of Default under any Loan Document, (y) the validity, enforceability, effectiveness or priority of any Liens granted or purported to be granted pursuant to the Loan Documents or (z) the accuracy or sufficiency of the documents, filings, recordings and other actions taken to create, perfect or maintain the existence, perfection or priority of the Liens granted or purported to be granted pursuant to the Loan Documents (and that any and all Loan

Documents (and Liens granted to Hercules pursuant to such Loan Documents) are being transferred

“as-is” without any representation or warranty by Hercules).

SECTION 4. Certification. Hercules hereby certifies to SDMF, to its knowledge as Agent, the following as of the Effective Date:

(a)
Possessory Collateral. As of the Effective Date, Schedule 4 contains a true, complete and accurate list of (i) all certificates representing shares of Equity Interests and corresponding stock powers in the possession of Hercules, in its capacity as Agent, and (ii) all promissory notes and corresponding note powers in the possession of Hercules in its capacity as Agent.

SECTION 5. Acknowledgements of Hercules. Subject to Section 7 below, upon the effectiveness of this Agreement, Hercules acknowledges and agrees that none of the Loan Parties have any further obligations to Hercules in its capacity as Agent under the Loan Agreement or any Loan Document (it being understood that any provisions of the Loan Agreement or any other Loan Document regarding payment of costs and expenses and indemnification of Agent, together with any provision of any Loan Document that expressly accrue to the benefit of any retiring or resigning Agent, shall continue in effect for the benefit of Hercules in respect of any actions taken or omitted to be taken by it as Agent under the Loan Agreement on or prior to the Effective Date). Hercules agrees that, with respect to any items of payment, proceeds of Collateral or other collections it may receive from and after the Effective Date in its capacity as Agent in connection with the Loan Documents other than any amounts due it hereunder (collectively, the “Collections”), Hercules disclaims any interest in such Collections and agrees to promptly notify the Successor Agent of its receipt thereof and to promptly deliver to the Successor Agent in the same form as received, any such Collections to such account as the Successor Agent shall specify at such time.

SECTION 6. Register. From and after the Effective Date, the Successor Agent (or its agent or sub-agent appointed by it) shall maintain at one of its offices a copy of the Register. From and after the Effective Date, the Borrower hereby designates the Successor Agent to serve as the Borrower’s agent solely for purposes of maintaining the Register as provided in Section 11.7 of the Loan Agreement. Each Lender party hereto agrees that Hercules and Successor Agent may conclusively rely upon (and shall be fully protected in relying upon) the Register in confirming that the Lenders party hereto constitute the Required Lenders as of the Effective Date.

SECTION 7. Effectiveness. This Agreement shall become effective on and as of the date (such date, the “Effective Date”) when Successor Agent shall have received counterparts of this Agreement, duly executed and delivered by a duly authorized officer of each of the Loan Parties, Hercules, in its capacity as the existing Agent, the Successor Agent and the Required Lenders; and

SECTION 8. References, Payments, Notices and Amendments to Loan Documents. From and after the Effective Date and until such time, if any, that the Successor Agent effectuates a resignation as Agent, all references in the Loan Documents to “Agent” shall, in each case, mean and be a reference to the Successor Agent, acting in such capacity. All notices and payments delivered to the “Agent” pursuant to any Loan Document shall be delivered to SDMF at the following address and otherwise in accordance with the provision set forth in such Loan Document:

Agent

SD MF 4 LLC

P.O. Box 49422

Charlotte, NC 28277

Attn: Micah Simon

E-mail: [***]

SECTION 9. Fees and Expenses.

(a)
All provisions of the Loan Agreement and the other Loan Documents providing for the payment of fees and expenses of, and providing rights, protections, privileges, immunities, exculpations, and indemnities for the benefit of, the Agent (as modified by this Agreement) shall remain in full force and effect for the benefit of the Successor Agent.
(b)
To the extent required pursuant to Section 11.12 of the Loan Agreement, Borrower agrees to pay to Hercules any and all reasonable and documented fees, costs and other expenses incurred by Hercules in connection with performing its role as Agent under the Loan Documents until the Effective Date.

SECTION 10. Representations and Warranties.

(a)
Hercules hereby represents and warrants that it has not previously assigned its rights as Agent under the Loan Documents.
(b)
Each of the parties hereto hereby represents and warrants that (i) it has the corporate or other organizational power and authority to enter into this Agreement and perform its obligations hereunder, (ii) it has taken all necessary corporate or other organizational action to authorize the execution and delivery of this Agreement and (iii) this Agreement constitutes a legal, valid and binding agreement of such party, enforceable against it according to its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity (whether enforcement is sought by proceedings in equity or at law).
(c)
Borrower hereby represents and warrants that, as of the Effective Date, Schedule 1 sets forth a true, accurate and complete list of all Loan Documents in effect immediately prior to the Effective Date and as of the Effective Date there have been no amendments, supplements, waivers or consents to such Loan Documents, except as set forth on Schedule 1.
(d)
Successor Agent acknowledges that Hercules has not made any representation or warranty as to the financial condition of the Borrower and the other Loan Parties or the collectibility or realizability of any Collateral or any Obligations or as to the legality, validity, enforceability, perfection or priority of any Obligations or Collateral. Successor Administrative Agent acknowledges that it has made, to the extent determined by it to be necessary or prudent, its own independent investigation and determination of the foregoing matters and all other matters pertaining to the assignment made hereby.

SECTION 11. Indemnification, etc. Notwithstanding anything in this Agreement or in the Loan Documents to the contrary, all parties hereto expressly acknowledge and agree that the provisions of the Loan Documents regarding payment of costs and expenses and indemnification of Agent, together with any provision of any Loan Document that expressly accrue to the benefit of any retiring or resigning Agent, in each case as existing before the Effective Date, shall continue in effect for the benefit of Hercules, its sub agents and their respective related parties in respect of any actions taken or omitted to be taken by any of them, whether taken before, on or after the date of this Agreement, while it or they were acting in such capacities or any actions taken or omitted to be taken by any of them in connection with or as a result of the execution or delivery of this Agreement, any other Loan Document, or any amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder (including without limitation for any actions taken or omitted to be taken by any of them in connection with any of the foregoing while Hercules was acting as Agent and while Hercules was acting as bailee or sub-agent pursuant to Section 3(e) hereof) or the consummation of the transactions contemplated hereby or thereby and in respect of all liabilities, losses, damages, costs or expenses arising from or relating to the Loan Documents (whether now existing or hereinafter arising) with any reference in such provisions to the Agent to include Hercules.

SECTION 12. Reaffirmation of Loan Documents. Each of the undersigned Loan Parties hereby expressly acknowledges and confirms, both before and after giving effect to this Agreement, that it is bound by each of the Loan Documents to which it is a party by virtue of it having been an original signatory thereto. Each of the Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed (including with respect to the Liens on the Collateral granted in favor of the Successor Agent pursuant hereto, which Liens shall in all respects be continuing and in effect). This Agreement shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Successor Agent under any of the Loan Documents, nor constitute an amendment or waiver of any provision of any of the Loan Documents. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Loan Agreement or any Loan Document or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith.

SECTION 13. Miscellaneous. Sections 11.6 (Counterparts), 11.1 (Severability), 11.9 (Governing Law) Section 11.10 (Consent to Jurisdiction and Venue), and Section 11.11 (Mutual Waiver of Jury Trial) of the Loan Agreement are incorporated by reference herein mutatis mutandis. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first written above.

HERCULES CAPITAL, INC., as Agent and

Lender

By: /s/Jennifer Choe

Name: Jennifer Choe

Title: Associate General Counsel

DOMICILIUM FUND III LP,

as a Lender

By: /s/Micah Simon

Name: Micah Simon Title: Managing Member

SD MF 4 LLC, as Successor Agent and Lender

By: /s/Micah Simon

Name: Micah Simon Title: Managing Member

ELOXX PHARMACEUTICAS, INC., as Borrower

By: /s/Sumit Aggarwal

Name: Sumit Aggarwal

Title: President and Chief Executive Officer

ZIKANI THERAPEUTICS, INC., as Borrower

By: /s/Sumit Aggarwal

Name: Sumit Aggarwal

Title: President and Chief Executive Officer

ACKNOWLEDGED AND AGREED, as of the date first written above:

ELOXX PHARMACEUTICALS LTD.

By: /s/Sumit Aggarwal Name: Sumit Aggarwal

Title: President and Chief Executive Officer

Schedule 1

Loan Documents

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Schedule 2

Control Agreements

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Schedule 3

UCC Financing Statements

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Schedule 4

Possessory Collateral

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